EXHIBIT  11

                         TYLERSTONE VENTURES CORPORATION

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

     From the date of inception to May 31, 2005, the Company has 2,120,000 shares outstanding.

          Accumulated  loss  as  at  May  31,  2005                    $155,466
                                                                        =======

          Loss  per  share                                            $  0.0733
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     Since  May  31,  2005,  the  Company  has  issued  no  shares